     As filed with the Securities and Exchange Commission on July 28, 1999

                       Registration Statement No. 33-29613

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               __________________

                            MCCLAIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

     MICHIGAN                                          38-1867649
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               __________________

                               6200 ELMRIDGE ROAD
                        STERLING HEIGHTS, MICHIGAN 48310
                                 (810) 264-3611
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            1985 INCENTIVE STOCK PLAN
                            1989 INCENTIVE STOCK PLAN
                          1989 RETAINER STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                          KENNETH D. MCCLAIN, PRESIDENT
                            McClain Industries, Inc.
                               6200 Elmridge Road
                        Sterling Heights, Michigan 48310
                                 (810) 264-3611
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        Copies of all communications to:

                             ROBERT J. GORDON, ESQ.
                           Jaffe, Raitt, Heuer & Weiss
                            Professional Corporation
                               One Woodward Avenue
                                   Suite 2400
                             Detroit, Michigan 48226
                                 (313) 961-8380


________________________________________________________________________________


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     Pursuant to the undertakings contained in its Registration Statement on
Form S-8 (Registration No. 33-29613), McClain Industries, Inc. is filing this Post-Effective Amendment No. 1 to:

     (i) Remove from registration 652,014 shares of its Common Stock, no par value, previously registered, but not issued, pursuant to the terms of the McClain Industries, Inc. 1989 Incentive Stock Plan which has been terminated. A total of 681,319 shares were issued under the 1989 Incentive Stock Plan.

     (ii) Remove from registration 91,248 shares of its Common Stock, no par value, previously registered, but not issued, pursuant to the terms of the McClain Industries, Inc. 1989 Retainer Stock Plan for Non-Employee Directors. A total of 42,085 shares were issued under the 1989 Retainer Stock Plan for Non-Employee Directors.








                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on July 27, 1999.




     McCLAIN INDUSTRIES, INC., a Michigan corporation





     By:  /s/ Kenneth D. McClain
          ___________________________________________
          Kenneth D. McClain, Chairman of the Board



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     Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicted.

          SIGNATURE                               TITLE                                   DATE
          ---------                               -----                                   ----
/s/ Kenneth D. McClain                 Chairman of the Board, Chief                 July 27, 1999
_________________________________      Executive Officer, and President.
Kenneth D. McClain



/s/ Robert W. McClain                  Senior Vice President and                    July 27, 1999
_________________________________      Assistant Secretary.
Robert W. McClain


/s/ Raymond Elliott                    Director.                                    July 27, 1999
_________________________________
Raymond Elliott


/s/ Walter J. Kirchberger              Director.                                    July 27, 1999
_________________________________
Walter J. Kirchberger


/s/ Mark S. Mikelait                   Treasurer.                                   July 27, 1999
_________________________________
Mark S. Mikelait


/s/ Carl Jaworski                      Secretary.                                   July 27, 1999
_________________________________
Carl Jaworski





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